BRUSSELS  CINCINNATI  CLEVELAND  COLUMBUS  DAYTON  NEW YORK
THOMPSON                                                       WASHINGTON, D.C.
--------------------------------------------------------------------------------
   HINE


November 1, 2004

The James Advantage Funds
1349 Fairground Road
Beavercreek, Ohio 45385

Ladies and Gentlemen:

A legal opinion that we prepared was filed with the Trust's Registration Statement (the "Legal Opinion"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 10 to your Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

Very truly yours,

/s/

Thompson Hine LLP



Don.Mendelsohn@ThompsonHine.com   Phone 513.352.6546   Fax